Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 28, 2010, relating to the financial statements, which appears in Green Earth Technologies, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

                      /s/ Friedman LLP

East Hanover, New Jersey
June 1, 2011